                   COHERENT COMMUNICATIONS SYSTEMS CORPORATION










                                  EXHIBIT 10.1

   VALUE ADDED RESELLER AGREEMENT DATED DECEMBER 31, 1992 BETWEEN THE COMPANY
    AND NOKIA TELECOMMUNICATIONS OY, AS AMENDED JUNE 13, 1995 AND AS FURTHER
                              AMENDED APRIL 3, 1997

         CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A
       REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN
                SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE
             COMMISSION. THE OMITTED PORTIONS ARE MARKED WITH AN *.

                                                                   Exhibit 10.1

AGREEMENT No: H 7810/92
                                                                          1 (16)

                         VALUE ADDED RESELLER AGREEMENT

                                    between

                  COHERENT COMMUNICATIONS SYSTEMS CORPORATION

                                      and

                          NOKIA TELECOMMUNICATIONS OY


     THIS VALUE ADDED RESELLER AGREEMENT (hereinafter "Agreement") made and entered into this 31st day of December, 1992 by and between Coherent Communications Systems Corporation, a company incorporated in the U.S.A., whose registered office is at 44084 Riverside Parkway, Lansdowne, VA 22075, USA (hereinafter "Coherent") and Nokia Telecommunications Oy, a company incorporated in Finland, whose registered office is at Makkylan Puistotie 1, 02600 Espoo, Finland (hereinafter "Nokia").

     WHEREAS Coherent is engaged in the manufacture and sale of echo cancellers, acoustic cancelling audio systems, data communications and accompanying software products; and

     WHEREAS Nokia is engaged in the manufacture and sale of telecommunications equipment and systems; and

     WHEREAS Coherent desires to sell Products to Nokia; and

     WHEREAS Nokia desires to purchase Products and to sell them to third parties as component in Nokia's certain telecommunications products and in the regular course of Nokia's business; and

     NOW THEREFORE, the parties hereto agree with each other as follows:

ARTICLE ONE
APPOINTMENT AND OBJECT OF THE AGREEMENT

     Coherent hereby appoints Nokia and Nokia hereby accepts such appointment as a Coherent sole and exclusive value-added reseller world-wide of the Products as shown in APPENDIX 1. Coherent wishes to sell to Nokia and Nokia wishes to purchase from Coherent, in accordance with the terms and conditions hereof, certain products (referred to as "Product" or "Products" in this Agreement) which shall be developed by Coherent in accordance with the certain

AGREEMENT No: H 7810/92

                                                                          2 (16)

     Product Development Agreement H 7800/92 between the parties dated 31st of December 1992 (below "Product Development Agreement"), and which are to be ordered by Nokia from time to time, are specified in APPENDIX 1 hereto and are manufactured by Coherent (and its subcontractors permitted by Nokia) in accordance with the specifications (hereinafter referred to as 'Specifications') provided in APPENDIX 2 hereto.

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF SALE

2.1  Products

2.1.1 The Products to be supplied hereunder are specified in APPENDIX 1 hereto.

2.1.2 The Parties may, upon mutual agreement, amend APPENDIX 1 to include any new item to, or to delete any item from, the definition of Products.

2.1.3 Notwithstanding Clause 2.1.2 above, Nokia may after * and with * written notice to Coherent, delete any item from the definition of Products for the following reasons:

          (1) The particular item may no longer be used by Nokia due to changes in Nokia's product; and

          (2) The particular item does not meet the Specifications and/or causes serious quality problems in Nokia's products. However, Nokia will inform Coherent in writing of the defect or problem and Nokia will give Coherent reasonable time to rectify the stated problem.

2.1.4 APPENDIX 1 hereto includes a list of the Products to be kept in buffer stock by Coherent. Nokia commits to buy buffer stock from Coherent.

2.1.5 Coherent agrees to inform Nokia of any export or re-export restrictions relating to the Products.

2.2  Orders

2.2.1 Nokia shall place written orders for the Products by mail or by telefax. Coherent shall forthwith and not later than one (1) week thereafter send Nokia a confirmation of the order and Coherent's agreed shipment schedule, which will not be outside of defined conditions in this Agreement. Coherent shall not have the right to refuse to supply the Products

AGREEMENT No: H 7810/92

                                                            3 (16)

          ordered by Nokia in accordance with the purchase volumes referred to in APPENDIX 1 unless Nokia is in default of payment for previous shipment, but shipment schedule will be in accordance with the forecast schedule, Clause 2.8.

2.2.2 All sales of the Products pursuant to this Agreement shall be subject to the terms of this Agreement.

2.2.3 Nokia commits to purchase such minimum quantity of the Products each calendar year (below "Year") as specified in Appendix 1 on condition that both of the following conditions are fulfilled: (i) the Products are in conformity with the Specifications and the requirements and provisions of the Product Development Agreement (ii) However if Nokia commits to a higher volume, than minimum quantity specified at the beginning of the calendar year, then Coherent agrees to supply Products at the applicable unit price as shown in APPENDIX 1. If the volume levels shown in APPENDIX 1 are exceeded then further volume discounts will be negotiated. Both Parties will meet one month prior to the end of the year to agree the commitment levels for the following year and review market conditions.


2.3  Prices

2.3.1 Prices for the Products and quantity levels are provided in APPENDIX 1 hereto.

2.3.2 The prices which are determined as renegotiable may be renegotiated upon mutual agreement at any time during the validity of this Agreement for instance in case of * .

          The new price agreed upon shall become valid immediately for new orders.

2.3.3 Coherent also commits to study new working methods in order to decrease the costs of the products.

2.3.4     All prices are net of all applicable taxes and expressed in USD.

2.4  Terms of Payment

          Nokia shall pay the Products within fortyfive (45) days from the date of Coherent's invoice, provided always, that Nokia has, prior to payment, received the respective Products.

                            AGREEMENT NO. H 7810/92
                                                                           4(16)

2.5    Terms of Delivery

2.5.1 The terms of delivery are FCA loaded New York (Kennedy) airport (INCOTERMS 1990). APPENDIX 4. Risk of loss, damage or destruction of the Products shall pass to Nokia on delivery to the designated forwarding agent in New York according INCOTERMS 1990.

2.5.2  The forwarding agent in Finland is Oy Huolintakeskus Ab.

       The forwarding agent in the U.S.A. is Emery Worldwide, 149 Avenue, Springfield Gardens N.Y. 11413. Tel. 718 995 3703.

2.6    Packing

       Products will be packed to the agreed specification as shown in APPENDIX
       9. Pricing includes cost of packing to the specifications to withstand transportation and when applicable, as required and instructed differently by Nokia at extra costs.

2.7    Delivery Times

2.7.1  The agreed delivery times are of the essence in this Agreement.

2.7.2 As a minimum each month Nokia will provide an order covering the forecast for next * Nokia will provide a forecast once a month as follows:

        * fixed backlog
        * flex band
        * or more with unlimited flexibility

       Coherent commits to reserve capacity and material according to Nokia's firm forecast.

       The length of the forecast is * . Both parties will operate in close cooperation concerning forecast volumes to minimize the level of excess inventories held both by Coherent and Nokia.

       If Nokia is not releasing forecast or Nokia's forecast is over the agreed flexible bands the maximum delivery time is * .

       All changes in delivery times are subject to Nokia's and Coherent's acceptance.

2.7.3 If Coherent can not deliver the Products in accordance with the agreed delivery times, then Coherent shall,

                            AGREEMENT NO. H 7810/92
                                                                           5(16)

       not less than two (2) weeks prior to the agreed delivery time, inform Nokia thereof in writing stating the reason for the delay and propose a new date for delivery.

2.7.4 In case the Parties have not agreed on a new date of delivery on the basis of the proposal made in accordance with Clause 2.7.3 above, and
       in case the respective delivery of the Products is delayed   *
       or more from the agreed delivery time due to reasons attributable to Coherent excluding Force Majeure, then Nokia shall have the right to cancel the respective order without any liability thereof to Coherent.

2.7.5 In case Nokia does not wish to exercise the right of cancellation provided under Clause 2.7.4 above, than in case of delays in delivery attributable to Coherent, Nokia reserves the right to and Coherent agrees to pay to Nokia liquidated damages calculated on the basis of the price of the delayed Products at the rate of * per each week or part thereof up to a maximum of * .

2.7.6 The liquidated damages determined above in Clause 2.7.5 shall mean the full and final compensation by Coherent to Nokia in respect of delays in delivery under this Agreement. Nokia shall not be obliged to show evidence to Coherent in respect of having suffered actual damage as a result of the delay in delivery in order to claim the liquidated damages. Nokia shall be entitled to deduct the liquidated damages from any payments to be made to Coherent under this Agreement, and Coherent shall be obliged, upon request by Nokia, to provide Nokia with a credit advice thereof.

2.8    Re-scheduling and cancellation

2.8.1 Nokia may once, without additional costs, upon notice to Coherent not less than * prior to the agreed date of delivery, re-schedule the respective delivery to take place within a * period following the agreed date of delivery. Any alternative reasonable request will be discussed mutually.

2.8.2 Should Nokia in an exceptional circumstances, wish to cancel shipment Coherent will negotiate the cancelation with Nokia.

                            AGREEMENT No: H 7810/92

                                                                          6 (16)

2.9     Inspections

2.9.1 Nokia shall inspect the Products upon delivery to ascertain correct quantities and whether there exists any visible damage in the Products delivered. Coherent agrees to repair without delay or replace Product failing the agreed incoming inspection test and not suffering visual transit damage. Until Coherent rectifies the defect, payment for the defective product only will be delayed by the same amount of time and Nokia will deduct the value from Coherents invoice. However, for product damaged in transit a claim will be against the shipping agent. In such cases, the relevant incoming inspection report will be given to Coherent without delay. Coherent has the right to refuse a claim for non-acceptance of Product if made after thirty (30) days of receipt of Product by Nokia. Return of the Products shall be made at Coherent's expense.

2.9.2 Without affecting the generality of the beforesaid in Clause 2.9.1, Nokia may use statistical sampling methods in the incoming inspection. In case the delivered Products do not pass this inspection, then Nokia has the right to reject the whole particular delivery. In any such case, Nokia shall have the option to either (i) demand Coherent to forthwith replace the rejected delivery or (ii) cancel the respective order without any liability thereof to Coherent.

2.9.3 Coherent shall undertake the inspection on behalf of Nokia according to Quality Plan approved by Nokia and Coherent and fulfilling quality and performance requirements of the Contract Products as specified in APPENDIX 8. The procedures determined in APPENDIX 3 shall be strictly followed.

2.10    Quality Requirements

        Coherent warrants that it shall manufacture the Products in accordance with the Requirements and Specifications given in APPENDIX 8.

2.11    Quality Plan

        It is recorded here, that Coherent shall issue Quality Plan in compliance with ISO 9002 requirements approved by Nokia, in four (4) weeks from signing of this Agreement. The Quality Plan defines process phases, quality control, quality assurance from design to after sales services.

AGREEMENT No: H 7810/92
                                                                           7(16)

2.12    Facility Surveys

        Nokia shall have the right, by itself or through appointed representative, during regular business hours and following reasonable notice to Coherent, to review Coherent's physical facilities and Coherent's quality control procedures, both prior to first delivery of the Products under this Agreement and periodically thereafter, in order to assure compliance with the Specifications agreed. Quality Requirements, Quality Plan and other standard industry practices and procedures. The right determined hereinabove shall also apply to Nokia's customers. Coherent shall maintain quality control procedures mutually agreed upon by the Parties as a result of such facility survey. In the event that Nokia determines, in good faith, during any facility survey, that the quality procedures applied by Coherent are insufficient as to insure consistent acceptable quality and not conforming to the agreed Quality Plan, then Nokia shall specifically inform Coherent thereof and of the reasonable corrective measures to be undertaken by Coherent. Coherent hereby agrees to undertake any such corrective measures without delay. The Parties further agree, that the above shall also apply to any and all sub-supplier's of Coherent involved in the manufacture of the Products. Coherent hereby agrees to take all appropriate measures in order to ensure compliance thereto on behalf of its respective sub-suppliers.

2.13    Warranty

2.13.1 Coherent shall give a warranty for a period of * from delivery (hereinafter referred to as the "Warranty Period") for the Products supplied hereunder. The warranty provided hereunder shall include that the Products supplied shall:

        (1) Be new and unused and shall be in satisfactory working order and free from all defects including defects arising out of faulty design, inferior materials, faulty and inferior workmanship;

        (2)  Strictly conform to the Specifications and the Quality
             Requirements.

2.13.2 Coherent shall repair or replace, at its own option and cost and without delay, all defects in materials and workmanship of the Products appearing within the Warranty Period.

                            AGREEMENT NO: H 7810/92

                                                                           8(16)

2.13.3 Nokia shall pay the one way shipping cost of the failed Product Module to the designated Coherent customer service facility. Coherent shall pay the shipping costs for the return of the failed Product.

         The above warranties shall not apply if the Product or part has been damaged by accident, neglect, misuse, faulty installations, causes other than ordinary use or as a result of service or modification other than that performed or authorized by Coherent. Warranty service hereunder shall not operate to extend the original Warranty Period.

2.13.4 This warranty specifically excludes damage incurred in shipment from Coherent. In the event an item is received in damaged condition, the carrier should be notified immediately. All claims for such damage should be filed with the carrier by Nokia.

2.13.5 No warranty shall apply to any Product or part thereof which has been altered or changed after delivery to Nokia or to any Product or part which, after delivery to Nokia, has been repaired by anyone other than Coherent's authorized repair personnel.

2.13.6 The liability of Coherent to Nokia arising out of the supply of any Product or part or its use, whether based upon warranty, contract or otherwise, shall not in any case exceed the original cost to Nokia of said Products or part as herein provided.

2.13.7 If a Product is returned for warranty repair and Coherent tests and trustfully ascertains "NO FAULT FOUND", Nokia may be billed for test time according to Coherent's then current price list. Prior to returning any equipment under the warranty provisions set forth above, Nokia must first obtain from Coherent and Coherent shall give to Nokia upon request a "Return Authorization Number". All replaced parts and equipment shall become the property of Coherent.

2.14 Product Liability

     As regards third party claims relating to the Product, the parties hereto have agreed to the following:

     Nokia shall be liable for damage to property other than the Products and damage to persons caused by, relating to, or arising from (1) use of the Product in conjunction with Nokia's products for the purpose that it is designed for, or (2) installation of the Product, or (3) maintenance of the Product, and Nokia agrees to indemnify and hold harmless Coherent and its employees, agents, successors and

AGREEMENT No: H 7810/92


                                                                  9 (16)


     assigns from and against all such liabilities, damages, claims, suits and expenses (including legal expenses and attorneys fees) relating thereto; provided that such damages are not caused by the sole negligence of Coherent; and provided further that: (a) Coherent informs Nokia in writing promptly upon any third party's claim or action in any such case, and (b) Coherent shall fully assist Nokia, as reasonably requested, regarding such claim or action, and (c) Coherent gives Nokia full authority to defend and settle the third party's claim or action (but Coherent may also retain its own counsel at its expense), and Coherent gives Nokia full information and assistance, as reasonably requested, in this matter, and (d) Coherent shall make no statements prejudicial to Nokia's defense or settlement in settling such claims or actions.

2.15 Discontinuation of Production

     Due to the product being built especially for Nokia then discontinuation of production will be based on Nokia's forecast figures and will be mutually agreed. Any discontinuation of supply of a certain component will be covered by an ECN (Engineering Change Notice) and the intended use of an alternative component will be documented to Nokia by ECN with 90 days prior notice of implementation and Nokia will respond within 30 days to Coherent accepting or rejecting the recommendation in the ECN.

2.16 Environmental Management

     Nokia agrees to comply with the principles of the Business Charter for Sustainable Development (published by the International Chamber of Commerce in 1991) for environmental management. Nokia encourages the adoption of the principles therein by Coherent and its sub-suppliers. Nokia may, where appropriate, request improvements in Coherent's practices to ensure compliance with the said principles.

2.17 Export

     Nokia agrees that it will not sell, directly or indirectly, or export in violation of or cause to be violated any of the export laws or regulations of the United States, including the United States Export Administration Regulations then in effect.

2.18 Repairs

2.18.1 After termination of this Agreement and after termination of warranty period of each Product sold hereunder, Coherent agrees to provide spare parts, repairs and maintenance for the Products according to

                          AGREEMENT No: H 7810/92

                                                            10 (16)

          reasonable terms and conditions for a period ending on the tenth
          (10th) anniversary of last shipment.

2.18.2 Coherent commits itself to make repairs according to APPENDIX 6. Post-warranty repairs shall cover * time. Minor modifications to the Product to repair design failures (as defined in Product Development Agreement in clause 4.6) which are service affecting will be carried out by either Nokia or Coherent and if carried out at Coherent's premises will be implemented at no cost. Shipping costs etc. will be as per warranty clause 2.13 in this Agreement. During the production phase of the Products Coherent commits to repair each Product (sent by Nokia to be repaired by Coherent) within * maximum after reception by Coherent on best effort basis. Upon request by Nokia Coherent will agree a spares holding policy and costs to cover repairs based on the experience so far gained. Price list for repairs is in APPENDIX 6.

          Coherent MTBF forecast is in APPENDIX 7.

2.19 Products integral part of Nokia's system

     Nokia certifies and covenants that the Products purchased hereunder will be incorporated by Nokia, in whole or in part, as an integral part of a system comprised of equipment or services manufactured or provided by Nokia which Nokia sells or leases to third Parties in the regular course of Nokia's business.

2.20 Technical assistance, training

     Coherent shall supply Nokia with training and technical assistance concerning the Products at the quantity, levels and prices stated in APPENDIX 5.

2.21 Engineering staff

     Coherent shall provide Nokia such reasonable access to Coherent's engineering staff, to enable Nokia to integrate Coherent's Products into Nokia's products, subject, however, to the provisions of clause 4.1 of this Agreement. Any engineering services provided by Coherent under this Clause 2.21 will be at charge referred to in APPENDIX 1 for such services.

2.22 Escrow

     Third party custody arrangement provisions contained in Articles 8.1-8.11 of the Product Development Agreement shall be incorporated herein by reference and they shall

AGREEMENT No: H 7810/92

                                                                         11 (16)

     survive any termination of this Agreement, where termination is due to a material breach of this Agreement whilst this Agreement is in force.

ARTICLE THREE
INDUSTRIAL PROPERTY RIGHTS

3.1 Ownership of the copyright in all drawings, specifications, manuals, documents, data, and software provided by one Party hereto to the other under this Agreement shall remain with the Party first referred to above but the receiving Party shall be deemed to have the right to use such copyright for the performance of the Agreement hereunder. Nokia's customers and other end users shall have a nonexclusive license free of charge to use all software of the Product(s) in the equipment sold by Nokia incorporating such Product(s). Nokia is expressly prohibited from extracting the software/firmware from the Equipment or using that particular software in any other system or configuration.

3.2 Coherent agrees at its expense to defend or settle any suit against Nokia and to assume responsibility to pay all claims, suits, actions or demands asserted against Nokia or its customers, arising directly from any claim by third parties of infringement of any intellectual property right like patent, trade marks, copyrights or designs and other proprietary rights (herein "IPR") which may be attributable to the incorporation by Nokia of any Product in equipment sold by Nokia or sold by any customers of Nokia or which may be attributable to the use or sale of Products by Nokia or by any of Nokia's direct or indirect customers; provided that (i) Coherent is notified by Nokia promptly and without delay, in writing, of such a claim or infringement, (ii) Coherent shall be given full authority, information, and assistance in settling and defending such claims, and (iii) Nokia shall make no statements prejudicial to Coherent's defense or settlement of any such claim. Coherent shall have no liability whatsoever hereunder with respect to any claims settled by Nokia, without Coherent's prior written consent. Coherent shall, at its sole discretion, and its own expense either
     (i) procure for Nokia or its Customers as applicable the right to use the Product in question, or (ii) modify said Products in a manner accepted in writing by Nokia so they become non-infringing. Coherent's obligation set forth above will not apply to the extent (i) the Product in question has been modified by Nokia or its customer, or (ii) the infringement is due to Coherent's compliance with designs clearly made by Nokia and asked by Nokia in writing to Coherent to follow. Coherent's obligation to assume responsibility to pay all claims as set forth above shall not be applicable to, and Coherent

     AGREEMENT No: H 7810/92

                                                                         12 (16)


     shall not be liable for, costs or damage incurred by Nokia as a result of any suit or proceeding brought against Nokia insofar as it is held in such suit or proceeding that the use of the Products, or any part thereof, furnished hereunder in combination with products not supplied or specified by Coherent constitutes infringement of any patent, where absent such combination the use of the Products, or any part thereof, would not have constituted infringement.

ARTICLE FOUR
CONFIDENTIALITY

4.1 Each Party ("Receiving Party") shall not disclose to third parties nor use for any purpose other than for the proper fulfillment of this Agreement any technical or commercial information ("Information") received from the other Party ("Disclosing Party") in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party except information which

     (a) was in the possession of the Receiving Party prior to disclosure hereunder; or

     (b) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or

     (c) was disclosed by a third party without breach of any obligation of confidentiality owed to the Disclosing Party; or

     (d) was independently developed by personnel of the Receiving Party having no access to the Information.

4.2 The provisions of this Article 4 shall survive the termination of this Agreement for whatsoever reason.

ARTICLE FIVE
FORCE MAJEURE

5.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure.

5.2 Events of Force Majeure are events beyond the control of the Party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not

          AGREEMENT No: H 7810/92


                                                  13 (16)


          capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, fire, explosions, and general shortages of energy.


5.3 In the event that the delay or non-performance of either Party hereto continuously for a period of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect.

ARTICLE SIX
VALIDITY

6.1       Effective Date and Term

6.1.1 This Agreement shall become valid and effective on the date of signature hereof and shall remain valid until 31.12.1995.

6.1.2 The Parties agree to commence negotiations at least two (2) months prior to the intended date of termination of this Agreement in order to review the possibilities of extending the validity of this Agreement on terms and conditions acceptable to both Parties.

6.1.3          The termination of this Agreement in accordance with Clause
               6.1.1 above, shall not affect the delivery of the Products, in accordance with the terms and conditions hereof, which have been ordered and confirmed prior to the termination and Nokia will pay for the ordered products when payment is due.

6.2       Premature Termination

6.2.1 In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than thirty (30) days) in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the fixed period. In the event of bankruptcy, receivership or comparable procedure under applicable Bankruptcy Ordinance of a Party hereto or

AGREEMENT No: H 7810/92

                                                            14 (16)

         in case the default is not capable of being remedied then the non-defaulting Party may terminate this Agreement forthwith.

6.2.2 The termination of this Agreement in accordance with Clause 6.2.1 above, shall also terminate the carrying out of any outstanding orders, whether confirmed or not. However Nokia will settle outstanding invoices.

ARTICLE SEVEN
APPLICABLE LAW AND SETTLEMENT OF DISPUTES

7.1 This Agreement shall be governed by and construed in accordance with the laws of the Canton of Zurich, Switzerland.

7.2 All disputes arising in connection with or as a result of this Agreement shall be finally settled according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the Rules.

     The arbitration shall take place in Zurich, Switzerland in the English language.

ARTICLE EIGHT
FINAL PROVISIONS

8.1 Neither Party shall assign or transfer to any third party, without the prior written consent of the other Party, this Agreement or any of its share or interest therein.

8.2 This Agreement contains the entire understanding between the Parties in respect of this matter and all previous correspondence, memoranda, minutes of meetings, offers, enquiries and other documents exchanged between the Parties prior to the date of this Agreement shall be cancelled and superseded by this Agreement.

AGREEMENT No.: H 7810/92
                                                                         15 (16)

8.3 In addition to this Agreement, the following documents are hereby made part of this Agreement:

     APPENDIX 1     Products, Prices, Purchase Volumes and Buffer stock

     APPENDIX 2     NIEC Hardware and Software specifications

     APPENDIX 3     Quality Plan

     APPENDIX 4     Cost distribution between Seller and Nokia in Summary

     APPENDIX 5     Training and Technical Assistance

     APPENDIX 6     Price list for repairs

     APPENDIX 7     Coherent's MTBF forecast

     APPENDIX 8     Acceptance Quality Levels for Component Board

     APPENDIX 9     Packing Procedure

     In case of any discrepancies between the above documents, the text of this Agreement document shall always prevail over any of the Appendices or the Schedules thereto. The Appendices shall apply in the order set forth above.

8.4 Alterations or amendments to this Agreement shall be made in writing with the signatures of both Parties.

8.5 The following persons shall act as the representatives of the Parties regarding notices, performance, extension, termination and changes in respect of this Agreement:

     REPRESENTING NOKIA                           REPRESENTING COHERENT

     Erkki Sipila                                 David Powell
     Nokia Telecommunications Oy                  Coherent Communications
     P.O. Box 33                                  System Ltd.
     02601 Espoo, Finland                         29 The Quadrant
     Telephone + 358 0 51151                      Abingdon Science Park
     Telefax  + 358 0 5115536                     Barton Lane, Abingdon
                                                  Oxon OX14 3 YS, U.K.
                                                  Telephone +44 235 524400
                                                  Telefax   +44 235 524450

8.6 The Parties further agree, that in case any sub-supplier of Nokia or sub-Supplier of Nokia's subsidiary or affiliated company of Nokia wishes to purchase Products from Coherent to be used in the manufacture of products for Nokia or such subsidiary or affiliated company, then such sub-supplier may purchase Products from Coherent on equal terms and conditions herewith. The Parties further agree, that Nokia shall specifically introduce such sub-supplier to Coherent,and if required, provide Coherent with adequate information regarding the manufacturing activities of the sub-supplier.

     AGREEMENT No: H 7810/92

                                                                         16 (16)

8.7 Notwithstanding any other provision of this Agreement, neither Party shall under any circumstances be liable for any indirect or consequential damage howsoever arising under or in connection with this Agreement, except in cases of intentional misconduct or gross negligence.

8.8 No failure or delay of either Party in exercising its rights hereunder (including but not limited to the right to require performance of any provision of this Agreement) shall be deemed to be a waiver of such rights unless expressly made in writing by the Party waiving its rights.

8.9 In the event that any provision of this Agreement shall be held invalid as contrary to any law, statute or regulation in that regard, the invalidity of such provision shall in no way affect the validity of any other provision of this Agreement and each and every provision shall be severable from each and every other.

8.10 The headings used in this Agreement are inserted for convenience only and shall not affect the interpretation of the respective provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

Espoo 31st December, 1992

SIGNED FOR AND ON BEHALF OF                  SIGNED FOR AND ON BEHALF OF

NOKIA TELECOMMUNICATIONS OY                  COHERENT COMMUNICATIONS
                                             SYSTEMS CORPORATION

/s/ Keijo Olkkola                            /s/ David Powell
---------------------------------            --------------------------------
Keijo Olkkola                                David Powell


/s/ Jorma Nyberg                             /s/ Miles R. Pratt
---------------------------------            --------------------------------
Jorma Nyberg                                 Miles Pratt

AGREEMENT No. H 7810/92                                AMENDMENT 13 June 1995

                                                       CONTRACT # T-8479

          2.5    Terms of Delivery

          2.5.1 The terms of delivery are FCA loaded New York (Kennedy) airport (INCOTERMS 1990). APPENDIX 4. Risk of loss, damage or destruction of the Products shall pass to Nokia on delivery to the designated forwarding agent in New York according INCOTERMS 1990.

          2.5.2     The forwarding agent in Finland is Oy Huolintakeskus Ab.

                    The forwarding agent in the U.S.A. is Emery World-wide, 149 Avenue, Springfield Gardens N.Y. 11413.
                    Tel. 718 995 3703.

          2.6    Packing

                 Products will be packed to the agreed specification as shown in APPENDIX 9. Pricing includes cost of packing to the specifications to withstand transportation and when applicable, as required and instructed differently by Nokia at extra costs.

          2.7    Delivery Times

          2.7.1 The agreed delivery times are of the essence in this Agreement.

          2.7.2 As a minimum each month Nokia will provide an order covering the forecast for next * Nokia will provide a forecast once a month as follows:

                     * fixed backlog
                     * flex band
                     * or more with unlimited flexibility

                    Coherent commits to reserve capacity and material according to Nokia's firm forecast.

                    The length of the forecast is at minimum * . Both parties will operate in close co-operation concerning forecast volumes to minimise the level of excess inventories held both by Coherent and Nokia.

                    If Nokia is not releasing forecast or Nokia's forecast is over the agreed flexible bands the maximum delivery time is * .

                    All changes in delivery times are subject to Nokia's and Coherent's acceptance.

          2.7.3 If Coherent can not deliver the Products in accordance with the agreed delivery times, then Coherent shall,

AMENDMENTS TO AGREEMENT No. H7810/92

In Witness Whereof, the Parties have agreed these amendments to the original version of the above agreement signed by both parties in Espoo on 31st December, 1992.


Espoo 13th June, 1995

SIGNED FOR AND ON BEHALF OF                  SIGNED FOR AND ON BEHALF OF

NOKIA TELECOMMUNICATIONS OY                  COHERENT COMMUNICATIONS
                                             SYSTEMS CORPORATION


/s/ Keijo Olkkola                            /s/ Keith Gibson
----------------------------                 ------------------------------
Keijo Olkkola                                Keith Gibson



/s/ Aate Kirjanen                            /s/ Miles Pratt
----------------------------                 ------------------------------
Aate Kirjanen                                Miles Pratt

                               CONTRACT AMENDMENT

                       FOR VALUE ADDED RESELLER AGREEMENT

                                  No H7810/92

                          NOKIA TELECOMMUNICATIONS OY

                                      AND

                            COHERENT COMMUNICATIONS
                              SYSTEMS CORPORATION

                               ON 3RD APRIL 1997

Agreement No: H 7810/92                              Amendment 3rd April 1997


                                                                 3 (16)


         ordered by Nokia in accordance with the purchase volumes referred to in APPENDIX 1 unless Nokia is in default of payment for previous shipment, but shipment schedule will be in accordance with the forecast schedule, Clause 2.8.

2.2.2 All sales of the Products pursuant to this Agreement shall be subject to the terms of this Agreement.

2.2.3 Nokia's best estimate to purchase Products each calendar year (below "Year") as specified in Appendix 1 is on condition that the following condition is fulfilled -- the Products are in conformity with the Specifications and the requirements and provisions of the Product Development Agreement. If the volume levels shown in APPENDIX 1 are exceeded then further volume discounts may be negotiated.

2.3  PRICES

2.3.1 Prices for the Products and quantity levels are provided in APPENDIX 1 hereto.

2.3.2 The prices which are determined as renegotiable may be renegotiated upon mutual agreement at any time during the validity of this Agreement for instance in case of *.

         The new price agreed upon shall become valid immediately for new orders.

2.3.3 Coherent also commits to study new working methods in order to decrease the costs of the products.

2.3.4    All prices are net of all applicable taxes and expressed in USD.

2.4  TERMS OF PAYMENT

     Payment terms as specified in Nokia's Netting Payment System will become affective during 1997. Payments will be made within 45 to 60 days maximum. Until such change the current payment terms will remain effective.

     For new orders the invoicing shall be as follows to reflect the charge for a Software License:


     Hardware                             Software License (ILS-NIEC)
     ----------------------------------------------------------------
     NIEC and IDEC2X                   *
     EC2X                              *

     ILS-NIECx is a Software Fee and License to use. Each order for Hardware must be accompanied by an order for an equal number of Software Licenses which will be invoiced at the same time.

Agreement No: H 7810/92                                 Amendment 3rd April 1997
                                                                           4(16)

2.5       Terms of Delivery

2.5.1 The terms of delivery are FCA loaded New York (Kennedy) airport (INCOTERMS 1990). APPENDIX 4. Risk of loss, damage or destruction of the Products shall pass to Nokia on delivery to the designated forwarding agent in New York according to INCOTERMS 1990.


2.5.2          The forwarding agent in Finland is Oy Huolintakeskus Ab.

               The forwarding agent in the U.S.A. is Emery Worldwide, 149 Avenue, Springfield Gardens, N.Y. 11413. Tel. 718-995-3703.

2.6       Packing

               Products will be packed to the agreed specification as shown in APPENDIX 9. Pricing includes cost of packing to the specifications to withstand transportation and when applicable, as required and instructed differently by Nokia at extra costs.

2.7       Delivery Times

2.7.1          The agreed delivery times are of the essence in this Agreement.

2.7.2 Each month Nokia will provide a forecast for [CONFIDENTIAL TREATMENT REQUESTED] with an authorization to Manufacture covering the *. This commitment to deliver is based upon the following:

                * firm

                * of the volume can be
               rescheduled up to  *

                * of the volume can be
               rescheduled up to  *

               Coherent commits to reserve capacity and material according to Nokia's firm forecast.

               The length of the forecast is  *.
               Both parties will operate in close cooperation concerning forecast volumes to minimize the level of excess inventories held both by Coherent and Nokia.

               If Nokia is not releasing forecast or Nokia's forecast is over the agreed flexible bands the maximum delivery time is
                * .

               All changes in delivery times are subject to Nokia's and Coherent's acceptance.

Agreement No: H 7810/92                                 Amendment 3rd April 1997


                                                    13(16)


     capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, strikes, lock-outs and other general labor disputes, acts of government, natural disasters, exceptional weather conditions, breakdown or general unavailability of transport facilities, fire, explosions, and general shortages of energy.

5.3 In the event that the delay or non-performance of either Party hereto continuously for a period of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect.

ARTICLE SIX
VALIDITY

6.1  EFFECTIVE DATE AND TERM

6.1.1 This Agreement shall become valid and effective on the date of signature hereof and shall remain valid until 31.12.1999.

6.1.2 The Parties agree to commence negotiations at least two (2) months prior to the intended date of termination of this Agreement in order to review the possibilities of extending the validity of this Agreement on terms and conditions acceptable to both Parties.

6.1.3 The termination of this Agreement in accordance with Clause 6.1.1 above, shall not affect the delivery of the Products, in accordance with the terms and conditions hereof, which have been ordered and confirmed prior to the termination and Nokia will pay for the ordered products when payment is due.

6.2  PREMATURE TERMINATION

6.2.1 In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than thirty (30) days) in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the fixed period. In the event of bankruptcy, receivership or comparable procedure under applicable Bankruptcy Ordinance of a Party hereto or

Agreement No. H7810/92                                 Amendment 3rd April 1997


IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorised representatives.

Espoo 3rd April 1997

Signed for and on behalf of             Signed for and on behalf of

NOKIA TELECOMMUNICATIONS OY             COHERENT COMMUNICATIONS
                                        SYSTEMS CORPORATION

/s/ Lauri Melamies                      /s/ Miles R. Pratt
------------------------------          ------------------------------
Lauri Melamies                          Miles R. Pratt


/s/ Jorma Nyberg                        /s/ David Powell
------------------------------          ------------------------------
Jorma Nyberg                            David Powell